Exhibit 10.5

FIRECREEK PETROLEUM, INC.
6564 Smoke Tree Lane
Town of Paradise Valley, Arizona 85253
(480) 948-6581, Fax (480) 443-1403

May 19, 2009

Board of Directors
Firecreek Petroleum, Inc.

RE:	Resignation of Officers and Directors

Gentlemen:

The undersigned, constituting all of the officers and directors of Firecreek Petroleum, Inc., hereby resign from as directors of, and from all offices held with, said corporation, effective as of the date hereof.

Name:	Director or Officer Positions Held:

/s/Dennis R Alexander	CEO, President, CFO, Dir.
Dennis R Alexander

/s/Melvena Alexander	Secretary, Compt., Co –Treasurer
Melvena Alexander

/s/Larry W. Trapp	Exec Vice President, Co –Treas, Dir.
Larry W. Trapp

/s/Mike Trapp	Director
Mike Trapp